USED EQUIPMENT SALES AGREEMENT

THIS USED EQUIPMENT SALES AGREEMENT ("Agreement") is entered into this 28th day of April, 2011, between **4SIBS INVESTMENT, LLC**, a Nevada limited-liability company ("Seller"), and **Hondo Minerals, Inc** a Nevada corporation which is domesticated in Texas and Arizona ("Buyer").

1. Used Equipment Sold; Price. Seller agrees to sell and Buyer agrees to buy the used equipment listed on attached Exhibit "A" (individually or collectively referred to as the "Used Equipment") for the price of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the "Purchase Price").

2. Description of the Used Equipment. The description of the Used Equipment is based on the best information available to the Seller. Seller, however, makes no warranty, express or implied, as to the description of any of the Used Equipment.

3. Terms of Payment. The Purchase Price shall be paid by Buyer to Seller in three payments as follows: (1) a first payment of Five Hundred Thousand Dollars ($500,000) shall be paid within 24 hours after the execution of this Agreement, (2) a second payment of Nine Hundred Thousand ($900,000) shall be paid on or before June 10, 2011, and (3) the third and final payment of One Million Dollars ($1,000,000) shall be paid on or before July 12, 2011. The due dates for the second and/or third payments can be extended by Buyer for thirty (30) days by giving written notice to Seller at least 72 hours in advance of the applicable due date and by paying Seller 5% of the amount due as an extension fee (not applicable to the Purchase Price) together with the notice (i.e., an extension fee of Forty-Five Thousand Dollars ($45,000) to extend the due date of the Nine Hundred Thousand Dollar ($900,000) second payment from June 10, 2011 to July 10, 2011 and an extension fee of Fifty Thousand Dollars ($50,000) (in addition to any extension fee paid by Buyer to extend the due date of the second payment) to extend the due date of the One Million Dollar ($1,000,000) third payment from July 12, 2011 to August 11th, 2011. All Purchase Price payments must be received by Seller before any Used Equipment is removed by or for Buyer from the storage site.

4. Removal and Delivery. Buyer shall have no right to possession of the Used Equipment until complete payment of the full Purchase Price to Seller in accordance with this Agreement. All costs and expenses of preparing, loading, removing and transporting the Used Equipment will be the sole obligations and liabilities of Buyer. Buyer must give Seller three (3) days prior written notice before entering the storage site to load the Used Equipment. Buyer will remove the Used Equipment from the storage site no later than Thirty (30) days after the payment in full of the Purchase Price.

5. Bill of Sale. A Bill of Sale will be executed upon the full payment of the $2,400,000 Purchase Price to Seller.

6. Warranty. Seller and Buyer agree that all Used Equipment to be sold under this Agreement is sold on an **"AS IS, WHERE IS, WITH ALL FAULTS"** basis. SELLER MAKES NO REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE USED EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY THAT THE USED EQUIPMENT IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. Buyer assumes all risks and liability whatsoever resulting from the possession, use or disposition of the Used Equipment. Seller will have no liability with respect to the Used Equipment sold to Buyer, including, without limitation, any liability for indirect, incidental or consequential damages.

7. Indemnity. Buyer shall indemnify Seller and hold Seller harmless against all liability or loss of all persons for injury, sickness, and/or death and for property damage caused by the Used Equipment.

8. Failure to Perform. In the event Buyer fails to make any of the payments as required in Section 3 above, Buyer agrees that (1) Buyer will thereupon immediately lose all right, title and interest which Buyer might then have or might otherwise have acquired in and to the Used Equipment; and (2) any funds previously paid by Buyer to Seller will be non refundable and forfeited to Seller and considered as liquidated damages to Seller.

9. Force Majeure. Deliveries (other than payments on the Purchase Price) may be suspended by either party in case of acts of God, war, riots, fire, explosion, flood, strike, lockout, injunction, inability to obtain fuel, power, raw materials, labor, containers or transportation facilities, accident, breakage of machinery or apparatus, national defense requirements, government laws, ordinances, rules and regulations, whether valid or invalid, or any cause beyond the control of such party preventing the shipment, acceptance or consumption of a shipment of the Used Equipment. If, because of any such circumstance, Seller is unable to supply the total demand for the Used Equipment, such deliveries so suspended will be canceled without liability to Seller.

10. Assignment. Seller and Buyer agree that neither party may assign any interest in this Agreement without the written consent of the other party.

11. Miscellaneous.

(A) Buyer will pay the amount of any tax or other charge imposed by law, upon, with respect to, or measured by the sale, shipment, or price of any Used Equipment sold under this Agreement.

(B) Buyer must provide all of the necessary equipment and labor to remove the Used Equipment from the storage site.

(C) This Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada.

(D) No subsequent change or modification of the terms of this Agreement will be made except by a writing signed by both parties.

12. Termination. After any payment towards the Purchase Price has been accepted by Seller, Buyer is bound by the terms of this Agreement and cannot terminate this Agreement.

13. Confidentiality Agreement: Buyer and Seller will keep confidential and not directly or indirectly disclose, divulge, furnish, make accessible to anyone any of the terms of the Purchase Agreement. Notwithstanding the foregoing, Buyer and Seller may disclose the Confidential Information to its counsel and lenders provided that each agrees to keep the information confidential. Buyer and Seller agree to be liable for any breach of this Confidentiality Agreement by any of its officers, employees, representatives and agents, including financial advisors, lenders, consultants and counsel. Seller acknowledges that Buyer is a public company and is aware that Buyer may be required by law to make certain disclosures, and those required disclosures do not breach the confidentiality agreement.

14. Right to accept other offers: Seller shall have the right to accept other purchase offers until buyer has deposited the first payment with Seller.

BUYER: William R. Miertschin	**SELLER:** [signature]
Hondo Minerals, Inc	**4SIBS INVESTMENT, LLC**
By: William Miertschin	By: Shawn N Barashy
Title: CEO	Title: Managing Member
Date: 4-28-2011	Date: 4.28.11

WRM 4-28-11

EXHIBIT "A"

EQUIPMENT

	EQUIPMENT	DESCRIPTION	SERIAL NUMBER	SERIAL # TAG LOCATION
1.	Generator	Grey generator	932177192	Lower frame
2.	Drying Oven	12' long by 6' high Yellow tube tank	932177190	Frame on Chain and Motor side
3.	Drying Oven	12' long by 6' high Yellow tube tank	932177191	Frame on Chain and Motor side
4.	Blue Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321420	Base of Leg
5.	Red Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321412	Base of Leg
6.	Green Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321415	Base of Leg
7.	Purple Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321419	Base of Leg
8.	Yellow Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321413	Base of Leg
9.	Dark Red Reactor	Upright tube tank +/- 20' high, 4 legs	RE 8321416	Base of Leg
10.	Generator	Olive Generator, Black frame	932177198	Frame
11.	Yellow Gradall Dumper/Boom	Gradall Model G3WD Boom #0132217	GW 394-63WD Serial #G01D403	Vehicle
12.	Orange Reactor	Tubular tank	RE 8321414	Next to Motor
13.	Light Blue Reactor	Tubular Tank	RE 8321417	Next to Motor
14.	Grey Reactor	Tubular Tank	RE 8321421	Next to Motor
15.	Yellow Crusher	Tubular tank +/- 14' long	C.R. 7713664	Frame Leg
16.	Conveyor	Cream color conveyor with pivot	932177189	Frame
17.	Yellow Crusher	8' Yellow tank	C.R. 7713663	Frame

Exhibit "A"
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WRM 4-28-11 B 4.28.11

18.	Reactor	Horizontal Yellow tank 7' high, 33' long	RE 6321422	Frame
19.	Furness/Oven	Black 34' tank Furness with Orange L.G.B Blowers	F.R. 0603482	Frame
20.	Atlas Copco Compressor	Yellow compressor with hitch and two wheels	1318020	Painted in Black number
21.	Ingersol - Rand Compressor	Cream compressor with hitch and two wheels	511668 597348	On the side
22.	Rikmat Plada Ltd 39,600 Kg Crusher/Grinder	Cream color on 12 rear tires	Model: RP-C-800-100 Serial #10035 Manufacturing date: 01-03-2006	On right side near front
23.	Rikmat Plada Ltd 23,100 Kg Crusher	Cream color on 8 rear tires	Model : RP-GS-150-100 Serial #10036 Manufacturing date: 01-03-2006	On right side near front
24.	Rikmat Plada Ltd 21,100 Kg Crusher	Cream color on 8 rear tires	Model: RP-SC-400-100 Serial #10037	On right side near front
25.	Vecstar Furnace	Red +/-2x2x3 ft furnace	F 497 Model EF3	Rear
26.	Shipping Container	Green contains Diesel Generator, Blue Tank, Yellow bars and various items	932177199	Right Post
27.	9 Electrolyze Bath	Yellow frames, Bath are light grey color		Chained and stacked next to green container
28.	Buchner Furnace	Black with hydraulics pistons	FR 0603483	On frame
29.	Buchner Furnace	Black with hydraulics pistons	FR 0603484	On frame
30.	Buchner Furnace	Black with hydraulics pistons	FR 0603485	On frame
31.	Shipping container	Orange Rust color with various items inside	932177187	Right post
32.	Shipping container	Dark red with various items inside	932177192	Right post
33.	9 Melting buckets	+/- 2.5 ft high Black heavy buckets		Next to container

Exhibit "A"
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WRM
4-28-11 B
4.28.11

Debtor: Innovative Mining Technology, Inc.
Secured Party: 4SIBS Investment, LLC

34.	Testing equipment	Brand: UMBRA FORNI Glass tubes with yellow base	Riscaldatore Solitre CS 2 ZR	On the base of equipment
35.	Double wide office trailer	Standard Pacific white trailer	9-15411 Year 1977 ID # 19-1447	Near Power Panel
36.	Container	White Container with Man doors	932177164	On side wall next to right door

Exhibit "A"
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WRM 4-28-11

4.28.11